Exhibit 10.1

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of                    , 2006 (the “Grant Date”), is entered into between Ebix, Inc., a                    corporation (the “Company”), and                                        (the “Grantee”).

WHEREAS, the Company previously established and currently maintains the Ebix, Inc. 1996 Stock Incentive Plan, as amended (the “Plan”), for the purpose of attracting and retaining directors, officers and other key employees of and consultants to the Company and its Subsidiaries and to provide such persons with incentives and rewards for superior performance;

WHEREAS, Grantee is an individual who is to render valuable service to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of restricted stock to Grantee;

WHEREAS, for purposes of the Agreement, the definitions of capitalized terms contained in the Plan are hereby incorporated herein by reference, except to the extent that any term is specifically defined in this Agreement;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms are defined as set forth below:

“Cause” means (i) the conviction of the Grantee for a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Grantee’s duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Grantee to perform such duties in any material respect.  Notwithstanding the foregoing, if the Grantee and the Company or a Subsidiary have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Grantee has been terminated for Cause for purposes of this Agreement.  The determination of Cause shall be made by the Committee, in its sole discretion.

“Change in Control”  shall mean the happening of any of the following events:

(a)                                  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding Common Shares (the “Outstanding Company Common Shares”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (a) of this definition; or

(b)                                 Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)                                  The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)                                 The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this definition, assuming for this purpose that such transaction were a Corporate Transaction.

“Disability” means mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of the Company or a Subsidiary, or if the Grantee is not covered by such a plan or the Grantee is not an employee of the Company or a Subsidiary, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary; provided, however, that a Disability shall not qualify under this Agreement if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense.  Notwithstanding the foregoing, if the Grantee and the Company or a Subsidiary have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Grantee suffers a Disability for purposes of this Agreement.  The determination of Disability shall be made by the Committee, in its sole discretion.  The determination of Disability for purposes of this Agreement shall not be construed to be an admission of disability for any other purpose.

“Retirement” means termination of a Grantee’s employment on or after the date the Grantee attains age 65 or termination of a Grantee’s employment on or after the date the Grantee attains age 55 if the Grantee has at least ten years of Service to the Company or a Subsidiary at such time.

“Service” shall mean any and all services provided by the Grantee on a periodic basis to the Company or a Subsidiary in the capacity of an employee, non-employee director, consultant or other independent contractor.

2.                                      Grant of Restricted Shares.  Subject to and upon the terms and conditions set forth in this Agreement, Company hereby grants to Grantee, as of the Grant Date, and the Grantee hereby accepts the grant of Common Shares on a restricted basis, as set forth herein (the “Restricted Shares”).

3.                                      Stock Certificates and Escrow.  Upon issuance, the certificates for Restricted Shares shall be held in escrow by the Company until, and to the extent, the Restricted Shares shall cease to be restricted and shall become non-forfeitable, and the Grantee shall own such shares free of all restrictions otherwise imposed by this

Agreement.  Restricted Shares, together with any assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such RestrictedShares by the Grantee hereunder or (ii) subject to the provisions of Paragraph 4, released to the Grantee to the extent the Restricted Shares are no longer subject to any of the restrictions otherwise imposed by this Agreement.

4.                                      Transfer Restrictions.  At any time prior to vesting in accordance with this Paragraph 4, the Restricted Shares or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated or otherwise disposed of.  Subject to the provisions of Paragraphs 5 and 6 of this Agreement, one third (1/3rd) of the Restricted Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Shares”) commencing one year from the Grant Date and each year anniversary thereafter until the 3rd anniversary of the Grant Date, at which time the Restricted Shares shall be fully vested.  For purposes of calculating the number of Restricted Shares that become Unrestricted Shares as set forth above, share amounts shall be rounded to the nearest whole share amount.

5.                                      Cessation of Service.  Notwithstanding anything to the contrary in the Plan or in this Agreement, the provisions of this Paragraph 5 shall apply in the event the Grantee ceases to provide Service to the Company or a Subsidiary at any time prior to the date on which the Restricted Shares shall become Unrestricted Shares as set forth in Paragraph 4:

(a)                                  Should Grantee die while providing Service to the Company or a Subsidiary; should the Grantee cease by reason of Disability or Retirement to provide Service to the Company or a Subsidiary; or should the Company or a Subsidiary terminate the Service of the Grantee for any reason other than for Cause at any time prior to the date on which the Restricted Shares shall cease to be restricted and shall become non-forfeitable as set forth in Paragraph 4, then the Restricted Shares immediately shall become Unrestricted Shares, and the Grantee immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

(b)                                 Should Grantee terminate Grantee’s Service to the Company or a Subsidiary for any reason other than death, Disability or Retirement or should the Company or a Subsidiary terminate the Grantee for Cause at any time prior to the date on which the Restricted Shares shall become Unrestricted Shares as set forth in Paragraph 4, then the Restricted Shares which have not previously become Unrestricted Shares as set forth in Paragraph 4 shall be forfeited immediately.

6.                                      Change in Control.  Notwithstanding anything to the contrary in the Plan or in this Agreement, should the Company or Subsidiary for which the Grantee performs Service undergo a Change in Control at any time prior to the date on which the Restricted Shares shall become Unrestricted Shares as set forth in Paragraph 4, then the Restricted Shares shall immediately become Unrestricted Shares, and the Grantee immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

7.                                      Adjustment in Restricted Shares.  The Board may make or provide for such adjustments as provided for in Paragraph 10 of the Plan.

8.                                      Privilege of Stock Ownership.  The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to any Restricted Shares; provided, however, that no dividends shall be payable to, or for the benefit of, the Grantee for Restricted Shares with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited such  Restricted Shares.  The Grantee shall be entitled to vote the Restricted Shares on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Restricted Shares had then been fully vested and non-forfeitable; provided, however, that the Grantee shall not be entitled to vote the Restricted Shares with respect to record dates for such voting rights occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited the Restricted Shares.

9.                                      Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

10.                               Compliance with Laws and Regulations.

(a)                                  The issuance of Restricted Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Stock may be listed at the time of such exercise and issuance.

(b)                                 In connection with the grant of Restricted Shares, the Grantee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

11.                               Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs, and legal representatives of the Grantee and the successors and assigns of the Company.

12.                               Liability of Company.  The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

13.                               No Duty to Disclose Information.  The Company (or any Subsidiary) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Shares, Restricted Shares or Unrestricted Shares, and such holder shall have no right to be advised of, any material information regarding the Company (or any Subsidiary) at any time prior to, upon or in connection with receipt of Restricted Shares.

14.                               No Impairment of Rights.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.                               No Employment/Service Contract.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the Service of the Company (or any of its Subsidiaries) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Subsidiary) or the Grantee, which rights are hereby expressly reserved by each party, to terminate the Grantee’s Service at any time for any reason whatsoever, with or without cause.

16.                               Notices.  Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first class mail) to the parties at the addresses set forth below:

If to the Company:	Ebix, Inc.
1900 E. Golf Road
Suite 1200
Schaumburg, IL 60173-5037
Attention: Richard J. Baum

With a copy to:	Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1900
Chicago, IL 60661-3693
Attention: Mark D. Wood

If to the Grantee, at the address set forth on the signature page hereof.

17.                          Construction.  Notwithstanding any other provision of this Agreement, this Agreement and the Restricted Shares granted hereunder are made and granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. The reasonable interpretation and construction of the Plan, this Agreement and the Restricted Shares by the Board, and such rules and regulations as may be adopted by the Board for the purpose of administering the Plan, shall be final and binding upon the Grantee (or any other person or persons holding the Restricted Shares).

18.                          Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

19.                          Amendment.  Any amendment to this Agreement shall be in writing and signed by the Company and the Grantee.

20.                          Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

21.                          Counterparts.  This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.  For the purposes of this Paragraph 21, a faxed copy shall be accepted as an original.

22.                          Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.                          Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24.                               Tax Consequences.  The Company shall not be liable or responsible in any way for any and all tax (including any withholding tax) consequences relating to the Restricted Shares, and the Grantee agrees to undertake to determine, and be responsible for, any and all tax (including any withholding tax) consequences to himself or herself with respect to the Restricted Shares.  Notwithstanding any other provision of this Agreement, the Restricted Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Paragraph 12 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement.

25.                          Section 83(b) Election.  The Grantee understands that Section 83 of the Code may tax as compensation income the difference between the amount paid for the Restricted Shares, if any, and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse in the absence of an election under Section 83(b) of the Code. In this context, “restriction” means the forfeitability of the Restricted Shares pursuant to the terms of this Agreement.  In the event the Common Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “restriction” with respect to officers, directors, and 10% stockholders may also mean the six-month period after the acquisition of the Restricted Shares during which sales of certain securities by such officers, directors, and ten percent (10%) stockholders would give rise to liability under Section 16(b) of the Exchange Act.  The Grantee understands that he may elect to be taxed at the time the Grantee receives the Restricted Shares and while the Restricted Shares are subjected to restrictions rather than waiting to be taxed on the Restricted

Shares when and as the restrictions lapse.  The Grantee realizes that he may choose this tax treatment by filing an election under Section 83(b) of the Code with the Internal

Revenue Service within thirty (30) days from the date hereof and by filing a copy of such election with his tax return for the tax year in which the Restricted Shares were subjected to the restrictions.  THE GRANTEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING IN A TIMELY MANNER MAY RESULT IN THE RECOGNITION OF COMPENSATION INCOME BY THE GRANTEE, AS THE RESTRICTIONS LAPSE, ON ANY DIFFERENCE BETWEEN THE PURCHASE PRICE, IF ANY, AND THE FAIR MARKET VALUE OF THE RESTRICTED SHARES AT THE TIME SUCH RESTRICTIONS LAPSE.  THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE.  THE GRANTEE ACKNOWLEDGES THAT HE SHALL CONSULT HIS OWN TAX ADVISERS REGARDING THE ADVISABILITY OR NON-ADVISABILITY OF MAKING THE ELECTION UNDER SECTION 83(b) OF THE CODE AND ACKNOWLEDGES THAT HE SHALL NOT RELY ON THE COMPANY OR ITS ADVISERS FOR SUCH ADVICE.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement on the day and year first above written.

Ebix, Inc.

By:

Its:

Employee:

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